UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 9, 2008

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Request for Proposal for Wind Power

          On December 8, 2008, Oklahoma Gas and Electric Company, an Oklahoma corporation (the “Company”) issued a press release announcing that the Company is requesting proposals from wind power developers for construction of up to 300 megawatts (“MW”) of new capability. The Company intends to add the new capacity to its power-generation portfolio by late 2010. The Company already has 170 MWs of wind energy; 50 MWs from a power-purchase agreement with FPL Energy that began in 2003, and 120 MWs from the Centennial wind farm, owned and operated by the Company since 2007. All 114 of the wind turbines currently dedicated to serve the Company’s customers are located in Woodward and Harper counties in northwestern Oklahoma. Adding up to 300 MWs of wind generation would be a major step for the Company toward its goal to add up to 600 MWs of wind power over the next four to six years. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

2009 Oklahoma Rate Case Filing

          On December 12, 2008, OGE Energy issued a press release announcing that the Company formally notified the Oklahoma Corporation Commission (“OCC”) of the Company’s intent to file a rate case early in 2009 to request an increase in rates. The Company is still preparing the rate case and, at this time, has not determined the amount of the expected increase it will request. The case is expected to proceed through the first half of 2009. If an increase is approved by the OCC, customers would not see it reflected in their electric rates until August 2009 at the earliest. The related press release is furnished as Exhibit 99.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated December 9, 2008, announcing OG&E issues RFP for 300 megawatts of wind power.
99.02	Press release dated December 12, 2008, announcing OG&E files rate case notice.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

December 16, 2008